EXHIBIT 2.2


                CHARGEURS PROTECTIVE, INC. ("BUYER")
                             55 Tower Road
                         Newton, Massachusetts


                              May 26, 2000



Ultra Pac, Inc. ("Seller")
Ivex Packaging Corporation
IPC, Inc.
100 Tri-State Drive, Suite 200
Lincolnshire, Illinois 60069

            Re:  Asset Purchase Agreement dated as of
                    April 22, 2000 between Buyer and Seller ("Agreement")

Gentlemen:

            This will confirm the Agreement is hereby amended by adding thereto Section 10.6(d) attached hereto as Exhibit A immediately after
Section 10.6(c).

            Please confirm your agreement by executing two copies of this letter and returning one to the undersigned.

                              Sincerely,

                              CHARGEURS PROTECTIVE, INC. ("BUYER")


                          By: /s/ Laurent Derolez
                                    Name:  Laurent Derolez
                                    Title:  President


                              CHARGEURS S.A. (AS GUARANTOR)


                          By: /s/ Laurent Derolez
                                    Name:  Laurent Derolez
                                    Title:  President
AGREED AND ACCEPTED:


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ULTRA PAC, INC.


By: /s/ G. Douglas Patterson
      Name: G. Douglas Patterson
      Title: Vice President


IVEX PACKAGING CORPORATION
IPC, INC. (as guarantors)


By: /s/ G. Douglas Patterson
      Name: G. Douglas Patterson
      Title: Vice President


Attachment
(EXHIBIT A)




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                               Exhibit A

                           [Section 10.6(d)]



            (d) Newton Air Permits. Seller shall indemnify, defend and hold harmless buyer against all Losses (including, without limitation, fines and consequential damages) at the Newton Real Property based upon, arising out of or otherwise in respect of Seller's failure to possess the applicable state construction and air operating permits for the air sources identified in the Comprehensive Plan Application filed by Seller prior to the Closing Date in accordance with Section 10.6(a), except that notwithstanding
Section 10.4(A)(a), the Buyer shall pay for the first $500,000 of all such Losses, the Seller shall pay for the second $500,000 of all such Losses and, for all Losses in excess of $1,000,000, such Losses in excess of $1,000,000 shall be shared by the Seller and Buyer, 90% to the Seller and 10% to the Buyer subject to the Cap in Section 10.4(A)(3). The Losses borne by Buyer shall be credited against the Basket Amount.


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